Exhibit 23








            Consent of Independent Registered Public Accounting Firm



The Board of Directors
Denny's Corporation:

We consent to incorporation by reference in Denny's Corporation's Registration Statements (Nos. 333-53031, 333-58169, 333-58167, 333-95981 (such Registration
Statement also constitutes a post-effective amendment to Registration Statement No. 333-53031), and 333-103220) on Form S-8 of our reports dated June 11, 2004, of the Denny's Salaried 401(k) Plan and the Denny's Hourly/HCE 401(k) Plan for the years ended December 31, 2003 and 2002, which reports are included in the Form 11-K of Denny's Corporation.






/s/ KPMG LLP
Greenville, South Carolina
June 28, 2004